UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

Exxon Mobil Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 22777 Springwoods Village Parkway, Spring, Texas 77389-1425
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 28, 2026, Len M. Fox, Vice President, Controller and Tax (principal accounting officer) of the Corporation, announced his intention to retire effective July 1, 2026.
(c) On April 28, 2026, the Corporation elected Susan Buchanan as Vice President and Chief Accounting Officer (principal accounting officer) of the Corporation effective July 1, 2026. Ms. Buchanan, in her capacity as Chief Accounting Officer, will be the Controller of the Corporation.
Ms. Buchanan, age 44, has served as President of ExxonMobil Global Business Solutions since February 2026. She previously served as Vice President, Strategy and Business Development for ExxonMobil Upstream from October 2023 to February 2026 and as General Manager of the U.S. Conventional Upstream Business from November 2022 to October 2023. Prior to that she served as Manager, Upstream Strategy beginning in April 2021 and held a variety of positions within the Corporation’s Treasurers and Controllers functions. Ms. Buchanan, like other executive officers of the Corporation, does not have an employment contract.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: May 4, 2026	By:	/s/ NEIL A. HANSEN
Neil A. Hansen
Senior Vice President and Chief Financial Officer
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